Exhibit 99.1
Dayforce Stockholders Approve Acquisition by Thoma Bravo

MINNEAPOLIS and TORONTO—November 12, 2025—Dayforce, Inc. (“Dayforce” or the “Company”) (NYSE:DAY) (TSX:DAY), a global human capital management (HCM) leader that makes work life better, today announced that its stockholders approved the acquisition of Dayforce by Thoma Bravo at the special meeting of stockholders (the
“Special Meeting”), held today.

“This is an important milestone in our transaction with Thoma Bravo, and we thank our stockholders for their support,” said David Ossip, Chair and CEO of Dayforce. “Our partnership with Thoma Bravo will enable Dayforce to accelerate our business, deepen customer impact, and continue to drive innovation.”

At the Special Meeting, preliminary results showed that approximately 88.4% of votes cast, representing 78.8% of the voting power of Dayforce’s outstanding voting stock as of the record date, voted in favor of the approval of the acquisition of the Company by Thoma Bravo.

The final voting results on the proposals voted on at the Special Meeting will be set forth in Dayforce’s Form 8-K filed with the U.S. Securities and Exchange Commission.

The closing of the transaction with Thoma Bravo remains subject to customary closing conditions and is expected to close in late 2025 or early 2026. Under the terms of the merger agreement with Thoma Bravo, Dayforce stockholders will receive US$70.00 per share in cash for every share of Dayforce common stock owned.

About Dayforce
Dayforce makes work life better. Everything we do as a global leader in HCM technology is focused on enabling thousands of customers and millions of employees around the world do the work they're meant to do. With our single AI-powered people platform for HR, Pay, Time, Talent, and Analytics, organizations of all sizes and industries are benefiting from simplicity at scale with Dayforce to help unlock their full workforce potential, operate with confidence, and realize quantifiable value. To learn more, visit dayforce.com.

About Thoma Bravo
Thoma Bravo is one of the largest software-focused investors in the world, with approximately $181 billion in assets under management as of June 30, 2025. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector knowledge and strategic and operational expertise, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20+ years, the firm has acquired or invested in approximately 535 companies representing approximately $275 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, Dallas, London, Miami, New York, and San Francisco. For more information, visit Thoma Bravo’s website at www.thomabravo.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian Securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the timeline for closing the merger. These statements are based on various assumptions, whether or not identified in this press release, and on current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions.

Many actual events and circumstances are beyond the control of Dayforce. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Dayforce’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Dayforce to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Dayforce Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators on February 28, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Dayforce from time to time with the SEC and Canadian securities regulators. These filings, when available, are available on the investor relations section of the Dayforce website at https://investors.dayforce.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Dayforce presently does not know of or that Dayforce currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Dayforce assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts
Investor Relations
1-844-829-9499
investors@dayforce.com

Media Relations
1-647-417-2117
mediainquiries@dayforce.com

or

Jed Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
1-212-355-4449